SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential for use by Commission only
         (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       Kulicke and Soffa Industries, Inc.
                     ---------------------------------------
                     Name of Registrant Specified in Charter

                       Kulicke and Soffa Industries, Inc.
                     ---------------------------------------
                      Name of Person Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:
                ----------------------------------------------------------------

        2)      Aggregate number of securities to which transaction applies:
                ----------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                ----------------------------------------------------------------

        4)      Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:         ____________________

        2)      Form, Schedule or
                 Registration Statement No.:    ____________________

        3)      Filing Party:                   ____________________

        4)      Date Filed:                     ____________________

[LOGO]

                                 KULICKE & SOFFA
                                 Industries Inc
                  2101 Blair Mill Road, Willow Grove, PA 19090




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 8, 2000


         THE ANNUAL MEETING OF SHAREHOLDERS OF KULICKE AND SOFFA INDUSTRIES, INC. (the "Company") will be held on Tuesday, February 8, 2000, at 4:30 p.m. at the offices of the Company, 2101 Blair Mill Road, Willow Grove, Pennsylvania, for the following purposes:

         1.       Election of a director;

         2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending September 30, 2000; and

         3. Transaction of such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on December 13, 1999, as the record date for the determination of holders of Common Shares entitled to notice of and to vote at the meeting.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING, BUT WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE FOLLOW THE INSTRUCTIONS ACCOMPANYING THE ENCLOSED PROXY IN ORDER THAT YOUR STOCK MAY BE VOTED BY ONE OF THE VARIOUS MEANS AVAILABLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.




                                           By Order of the Board of Directors
                                           SUSAN WATERS
                                           Secretary

January 3, 2000

                                                       January 3, 2000


                               [K&S NAME AND LOGO]

                  2101 Blair Mill Road, Willow Grove, PA 19090



                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of the Company. This proxy statement and the enclosed proxy are being mailed on or about January 3, 2000. A copy of the Company's 1999 Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K) is also enclosed but is not to be considered as proxy solicitation material.

VOTING AND REVOCABILITY OF PROXIES

         The Board of Directors has fixed the close of business on December 13, 1999, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of the record date, there were 23,597,263 Common Shares outstanding ("Common Shares" or "Common Stock"). Each such share is entitled to one vote on all matters to be presented to the meeting.

         When proxies are properly dated, executed and returned or otherwise voted in accordance with the accompanying instructions, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR (1) the election of the nominee for director set forth herein; and (2) ratification of the appointment of independent accountants. A proxy is revocable at any time prior to its use by delivering a subsequently executed proxy or written notice of revocation to the Secretary of the Company.

         A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) the nominee for director receiving the highest number of votes cast at the Annual Meeting will be elected and (ii) the affirmative vote of a majority of the total votes cast by all shareholders entitled to vote at the Meeting will be required to ratify the appointment of independent accountants. Abstentions, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote on any matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         To the best knowledge of the Company, the only persons or groups of persons that owned beneficially more than 5% of the outstanding Common Shares of the Company as of December 1, 1999 (unless otherwise specified), were as follows:

                                                       NUMBER OF     PERCENT OF
NAME AND ADDRESS                                         SHARES        CLASS
----------------                                         ------        -----
Capital Guardian Trust Company (1)..................   2,586,900       11.1%
333 South Hope Street
Los Angeles, CA 90071

----------
(1) Based on information provided pursuant to the Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 8, 1999. This share amount includes 215,800 shares held by Capital International, Inc. and 45,100 shares held by Capital International S.A., affiliated entities of Capital Guardian Trust Co. (the "Reporting Entity"). Previously, The Capital Group Companies, Inc., the parent holding company of the Reporting Entity and its listed affiliated entities, reported the beneficial ownership of all of such shares. On July 9, 1998 it filed a Schedule 13G indicating that it retained no beneficial ownership of shares held by its independent investment management affiliates.

                        ITEM 1 - - ELECTION OF A DIRECTOR

         Frederick W. Kulicke, Jr., retired co-founder of the Company, whose term as director expires at the 2000 Annual Meeting, is not standing for reelection to the Board. The Company gratefully acknowledges Mr. Kulicke's numerous contributions and his many years of dedicated service on the Board of Directors.

         In accordance with the Company's By-Laws, the Board has reduced the number of directors to seven, divided into three classes of two directors and one class of one director. As a result, only one director will be elected at the 2000 Annual Meeting and cumulative voting will not apply. The Board intends to cause Larry D. Striplin, Jr., the remaining member of the class whose term expires at the 2000 Annual Meeting, to be nominated for re-election at the 2000 Annual Meeting to serve until the 2004 Annual Meeting and until his successor has been duly elected and qualified. If the nominee should be unavailable at the time of the election, the persons named in the proxy may vote the proxies for such other person as they may choose, unless the Board of Directors has then further reduced the number of the directors to be elected so that no director is to be elected at the meeting.

         The following table provides certain information concerning: (i) Larry
D. Striplin, Jr., the nominee for reelection, (ii) the persons whose terms as directors will continue after the Annual Meeting, and (iii) the executive officers named in the Summary Compensation Table herein, including their ages, principal occupations and, as of December 1, 1999, beneficial shareholdings. Unless otherwise specified, such persons have held the positions indicated (other than directorships) for at least five years. To the best knowledge of the Company, each of the persons listed below has sole voting and investment power with respect to the beneficial shareholdings set forth, unless otherwise indicated.

                                            PRESENT      COMMON SHARES
                                 DIRECTOR   TERM         BENEFICIALLY OWNED
NAME, AGE AND OCCUPATION         SINCE      EXPIRES      ON DECEMBER 1, 1999
------------------------         -----      -------      ----------------------
                                                         NUMBER         PERCENT
                                                         ------         -------
James W. Bagley (60),            1993       2003            25,000(1)       (2)
  Chairman     and     Chief
Executive   Officer  of  Lam
Research   Corporation,    a
leading    manufacturer   of
semiconductor     processing
equipment since August 1997.
From  June  1996  to  August
1997,  Chairman of the Board
and Chief Executive  Officer
of OnTrak  Systems,  Inc., a
developer  and  marketer  of
semiconductor          wafer
processing  equipment,   and
prior  to  June  1996,  Vice
Chairman  of  the  Board  of
Directors     of     Applied
Materials, Inc., the largest
supplier       of      wafer
fabrication  systems  to the
semiconductor      industry.
Currently,   a  director  of
KLA/Tencor      Corporation,
Micron Technology, Inc., and
Teradyne, Inc.

C. Scott Kulicke (50),           1975         2003         715,993(1)(3)  3.0%
  Chairman  of the Board and
Chief  Executive  Officer of
the Company.  Also serves on
the  Board of  Directors  of
General Semiconductor, Inc.
Son of Frederick W. Kulicke,
Jr.

John A. O'Steen (55),            1988         2002          21,000(1)(4)   (2)
  Executive  Vice  President
of  Operations  (since  July
1998)  and  Executive   Vice
President  (January  to June
1998) of Cornerstone Brands,
Inc.,  a  consumer   catalog
company.  From 1991 to 1998,
Chairman and Chief Executive
Officer of Cinmar,  L.P.,  a
mail order  catalog  company
acquired by the  predecessor
of  Cornerstone   Brands  in
September  1995.   Formerly,
President,  Chief  Executive
Officer  and a  director  of
Cincinnati Microwave,  Inc.,
a manufacturer of electronic
products.    Currently,    a
director   of    Cornerstone
Brands,   Inc.   and  Bill's
Dollar Stores, Inc.

                                            PRESENT      COMMON SHARES
                                 DIRECTOR   TERM         BENEFICIALLY OWNED
NAME, AGE AND OCCUPATION         SINCE      EXPIRES      ON DECEMBER 1, 1999
------------------------         -----      -------      -------------------
                                                         NUMBER         PERCENT
                                                         ------         -------

Allison F. Page (76),            1962         2001          15,520(1)      (2)

Retired   partner   in   the
Philadelphia   law  firm  of
Pepper Hamilton LLP.

MacDonell Roehm, Jr. (60),       1984         2002          27,000(1)      (2)
  Chairman     and     Chief
Executive Officer of Crooked
Creek    Capital    LLC,   a
provider    of    strategic,
operational   and  financial
restructuring      services,
since 1998. Former Chairman,
President      and     Chief
Executive  Officer of Bill's
Dollar Stores, Inc., a chain
of    retail     convenience
stores,  from  1994 to March
1998.  Prior  to that  time,
Managing   Director  of  AEA
Investors,  Inc.,  a private
investment firm. Also serves
on the Board of Directors of
Tower Technology Pty., Ltd.

Larry D. Striplin, Jr. (70),     1995         2000           6,000(1)      (2)
  Chairman  of the Board and
Chief  Executive  Officer of
Nelson-Brantley        Glass
Contractors,  Inc.,  a glass
contractor,   and  Clearview
Properties,   Inc.,  a  real
estate    rental    company.
Chairman   of   Circle   "S"
Industries,     Inc.     and
American   Fine  Wire  Corp.
prior to  their  acquisition
by  the   Company  in  1995.
Currently,   a  director  of
HealthSouth Corporation, The
Banc   Corporation  and  the
Bank of Birmingham.

C. William Zadel (56),           1989         2001          10,000(2)      (2)
  Chairman,   President  and
Chief  Executive  Officer of
Millipore   Corporation,   a
global    manufacturer    of
filtration and  purification
products      and     former
President      and     Chief
Executive     Officer     of
Ciba-Corning     Diagnostics
Corp.,  a  manufacturer  and
distributor    of    medical
diagnostic         products.
Currently,   a  director  of
Matritech, Inc.

                                            PRESENT      COMMON SHARES
                                 DIRECTOR   TERM         BENEFICIALLY OWNED
NAME, AGE AND OCCUPATION         SINCE      EXPIRES      ON DECEMBER 1, 1999
------------------------         -----      -------      -------------------
                                                         NUMBER         PERCENT
                                                         ------         -------
Morton K. Perchick (62),         --           --            79,271(1)      (2)
  Executive  Vice President of
the Company.

Clifford G. Sprague (56),        --           --            54,771(1)(5)   (2)
  Senior Vice  President and
Chief  Financial  Officer of
the Company.

Walter E. Von Seggern (59),      --           --            45,018(1)      (2)
  Senior Vice President of
the Company

Laurence P. Wagner (39)          --           --             6,167(1)       (2)
  Senior Vice President of
the Company

All directors and executive      --           --         1,079,474(6)     4.6%
officers  as a group (14
persons).

----------
(1) Includes or consists of shares subject to outstanding options that are currently exercisable or exercisable within 60 days after December 1, 1999 in the following amounts: Mr. Bagley (15,000), Mr. Kulicke (189,980), Mr. O'Steen (11,000), Mr. Page (15,000), Mr. Roehm (25,000), Mr. Striplin
     (6,000), Mr. Zadel (10,000),  Mr. Perchick (74,600),  Mr. Sprague (43,894),
     Mr. Von Seggern (42,880) and Mr. Wagner (5,860).

(2)  Less than 1.0%.

(3)  Includes 429,071 shares jointly held with Mr. Kulicke's wife.

(4)  Includes 1,000 shares jointly held with Mr. O'Steen's wife.

(5)  Includes 3,200 shares jointly held with Mr. Sprague's wife.

(6) Includes 507,104 shares subject to options that are currently exercisable or exercisable within 60 days after December 1, 1999. See also footnote (1) above. Also includes 3,304 shares held by the spouse of an executive officer, as to which the officer disclaims beneficial ownership.

For further information concerning Directors and Executive Officers see "Additional Information" herein.

                ITEM 2 - - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         At the recommendation of the Company's Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 2000. Price Waterhouse LLP (which merged with Coopers & Lybrand LLP in 1998 to become PricewaterhouseCoopers LLP) has served as the Company's independent accountants for a number of years. The election of independent accountants by the shareholders is not required by law or by the Company's By-laws. Traditionally, the Company has submitted this matter to the shareholders for ratification and believes that it is good practice to continue to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of PricewaterhouseCoopers LLP, the Company will appoint other independent accountants as soon as is practical and before the close of the 2000 fiscal year.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and will be available to respond to any appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                             ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports.

         Based solely on the Company's review of the copies of these reports received by it and written representations received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all such filings required to be made by the reporting persons for Fiscal 1999 were made on a timely basis.

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "named executive officers") for the fiscal year ended September 30, 1999 ("Fiscal 1999"), as well as the compensation received by each such individual for the Company's previous two fiscal years ("Fiscal 1998" and "Fiscal 1997," respectively).

                                                         ANNUAL                         LONG TERM
                                                     COMPENSATION                   COMPENSATION AWARDS
                                    ---------------------------------------------   -------------------
                                                                                                   ALL
                                                                         OTHER      SECURITIES    OTHER
                                                                        ANNUAL      UNDERLYING   COMPEN-
         NAME AND                   FISCAL     SALARY        BONUS     COMPENSA-     OPTIONS     SATION
    PRINCIPAL POSITION               YEAR      ($)(1)      ($)(1)(2)   TION($)(3)      (#)       ($)(4)
--------------------------------------------------------------------------------------------------------

C. Scott Kulicke                     1999     $389,430     $348,064     $6,709       47,700     $15,000
    Chairman of the Board and        1998      366,928      112,665      6,084      110,200      17,972
    Chief Executive Officer          1997      320,765      580,800      4,915       63,000      16,472

Morton K. Perchick                   1999     $234,173     $198,137     $6,555       22,300     $17,500
    Executive Vice President         1998      220,000      211,673      7,275       49,600      18,375
                                     1997      217,115      168,287      6,127       29,100      17,079

Clifford G. Sprague                  1999     $215,660     $109,283     $6,303       16,300     $10,904
    Senior Vice President and        1998      203,846       54,799      6,303       37,500      11,469
    Chief Financial Officer          1997      186,785      149,978      4,943       21,400       9,709

Walter E. Von Seggern                1999     $197,654     $ 96,680     $5,793       14,900     $14,641
    Senior Vice President            1998      187,923       40,555      6,709       42,100      12,176
                                     1997      170,846      142,065      5,149       18,200       9,744

Laurence P. Wagner (5)               1999     $197,308     $204,309     $2,372       18,100     $ 4,692
    Senior Vice President            1998       35,808       42,869       --         29,300       1,145
                                     1997          N/A          N/A        N/A          N/A         N/A

----------
(1) Includes amounts earned but deferred at the election of executive officers under the Company's Officers' Deferred Compensation Plan.

(2) These amounts represent incentive payments to the named executive officers as participants in the Company's Executive Incentive Compensation Plan with respect to the fiscal year indicated. (See "Compensation Committee Report on Executive Compensation" herein.)

(3) These amounts represent the Company's reimbursement of taxes paid by the named executive officers on Company-provided automobiles.

(4) This column includes, for Fiscal 1997, 1998 and 1999, the Company's matching contribution to its 401(k) Incentive Savings Plan with respect to Messrs. Kulicke, Perchick, Sprague and Von Seggern. With respect to Mr.
     Wagner, this column includes the Company's matching contribution to the 401(k) Incentive Savings Plan for Fiscal 1998 and 1999. Amounts indicated for Mr. Kulicke for Fiscal 1997 and 1998 include $2,222 of forgiveness of interest and principal on a loan made by the Company pursuant to a 1978 loan program which was established to permit certain officers of the Company to purchase Common Shares. The loan was deemed repaid in 1998.

(5)  Mr. Wagner joined the Company in July 1998.

         Effective January 1, 1996, the Company enhanced the 401(k) Incentive Savings Plan, including an increase in the Company's matching contribution, to offset the freezing of benefits under the pension plan. See "Pension Plan" below.

STOCK OPTION TABLES

         The following tables set forth information with respect to: (i) stock option grants by the Company to the named executive officers in Fiscal 1999, and
(ii) the aggregate option exercises by each named executive officer during Fiscal 1999, and the number of unexercised options and the value of unexercised in-the-money options held by each named executive officer at the Fiscal 1999 year-end, respectively.

                                      OPTION GRANTS IN FISCAL 1999

                                          INDIVIDUAL GRANTS
                         --------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE VALUE
                         NUMBER OF      % OF TOTAL                                   AT ASSUMED ANNUAL RATES OF
                           SHARES         OPTIONS                                     STOCK PRICE APPRECIATION
                         UNDERLYING     GRANTED TO       EXERCISE                        FOR OPTION TERM (3)
                          OPTIONS      EMPLOYEES IN      PRICE PER     EXPIRATION    --------------------------
          NAME           GRANTED(1)   FISCAL YEAR(2)       SHARE          DATE            5%             10%
----------------------------------------------------------------------------------------------------------------
C. Scott Kulicke           47,700          5.71%          $25.88         9/28/09       $776,205      $1,967,057

Morton K. Perchick         22,300          2.67%          $25.88         9/28/09       $362,880      $ 919,609

Clifford G. Sprague        16,300          1.95%          $25.88         9/28/09       $265,244      $ 672,181

Walter E. Von Seggern      14,900          1.78%          $25.88         9/28/09       $242,462      $ 614,447

Laurence P. Wagner         18,100          2.17%          $25.88         9/28/09       $294,535      $ 746,409


--------------------
(1) All options granted to named executive officers in Fiscal 1999 were granted under the Company's 1998 Employee Stock Option Plan and generally become exercisable commencing one year from the date of grant in installments of 20% per year.

(2) The Company granted options to employees to purchase a total of 835,250 shares during Fiscal 1999.

(3) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND 1999 FISCAL YEAR-END OPTION
VALUES

                                                              NUMBER OF SHARES
                                                                 UNDERLYING
                                                                 UNEXERCISED             VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                                                                  YEAR-END               AT FISCAL YEAR-END(1)
                               SHARES                      ----------------------       -----------------------
                            ACQUIRED ON      VALUE         EXERCIS-     UNEXERCIS-      EXERCIS-      UNEXERCIS-
          NAME                EXERCISE      REALIZED         ABLE          ABLE          ABLE           ABLE
----------------------------------------------------------------------------------------------------------------
C. Scott Kulicke .......      14,000        369,250        152,980        197,420     $2,005,683     $1,300,597

Morton K. Perchick .....        --             --           56,480         91,560        628,421        607,628


Clifford G. Sprague ....       2,500         39,219         30,034         68,540        305,687        459,031

Walter E. Von Seggern ..        --             --           32,060         66,340        333,981        451,169

Laurence P. Wagner ....         --             --            5,860         41,540         63,728        254,910


----------
(1) In-the-money options are those where the fair market value of the underlying shares exceeds the exercise price of the option. The closing price of the Company's Common Shares on September 30, 1999, the end of its 1999 fiscal year, was $24.313 per share.

PENSION PLAN

         The Company has maintained a tax-qualified defined benefit pension plan, which covered U.S. employees who had reached age 21 and completed one year of service. Effective December 31, 1995, benefit accruals under the Company's pension plan were frozen. Retirement benefits under this pension plan are determined under a formula based on length of service and average compensation in the three consecutive calendar years during the ten year period ended December 31, 1995, producing the highest average (subject to certain Internal Revenue Code limits). Assuming normal retirement at age 65 and election of payment in the form of an annuity, the named executives would receive the following annual amounts under the pension plan: C. Scott Kulicke - $57,996; Morton K. Perchick - $29,951; Clifford G. Sprague - $15,793 and Walter Von Seggern - $7,374.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         The Company has Termination of Employment Agreements with its executive officers which provide that in the event of certain changes in control, as defined in the agreements, the officer who is a party to such agreement and whose employment terminates, other than voluntarily or for cause, within 18 months after such change in control, will be entitled to termination pay equal to the lesser of a specified number of months' target total cash compensation (base salary plus incentives) for the year in which the change in control occurs or $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code or would make payment thereof non-deductible by the Company under Section 280G of the Code. Such agreements were renewed by the Board of Directors in December 1997 and are all currently scheduled to expire on December 31, 2000, unless extended. The named executive officers' Termination of Employment Agreements provide for payment of the following number of months' target total cash compensation:
Messrs. C. Scott Kulicke, 30 months; Perchick, 18 months; Sprague, 18 months; Von Seggern, 18 months; and Wagner, 18 months.

         Under the Company's 1994 Employee Stock Option Plan and 1998 Employee Stock Option Plan, in the event of a change in control of the Company (as defined in those plans), all outstanding options become fully vested and exercisable. Under the Company's 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Director Plan"), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the shares subject to his or her outstanding options less the amount which would be required to exercise such options. Under the Company's 1988 Employee Stock Option Plan and 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (the "1988 Director Plan"), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the shares subject to then exercisable options less the amount which would be required to exercise such options. Under the Company's Officers' Deferred Compensation Plan, on a change in control (as defined in that plan) participants receive a lump sum payment of the value of their accounts.

BOARD MATTERS

         In Fiscal 1999, the Board of Directors met five times. Four of such meetings were regular meetings and one such meeting was a special meeting. Directors who are not officers of the Company receive a quarterly retainer of $3,000, plus $2,000 for each regular meeting of the Board attended and $1,000 for each special meeting of the Board attended. Committee Chairmen also are paid an annual retainer of $2,000, and committee members are paid $1,000 for each committee meeting not held on the date of a Board meeting. All of the incumbent directors, with the exception of Frederick W. Kulicke, Jr., who is retiring from the Board this year, attended at least 75% of the Board and applicable committee meetings in Fiscal 1999.

         Each member of the Board who is not also an officer or employee of the Company is eligible to participate in the 1988 and 1997 Director Plans. Pursuant to the 1988 Director Plan (which terminated in 1998), options to purchase 5,000 Common Shares were automatically granted to each eligible director on the last day of each February on which the Company's shares were publicly traded through 1998. In February 1999, a similar grant was made pursuant to the 1997 Director Plan, which provides for such grants through 2008. The exercise price of all such options is equal to 100% of the fair market value of the Company's Common Shares on the date of grant. Options granted under the 1988 and 1997 Director Plans become exercisable in 20% annual increments commencing on the first anniversary of the date they are granted.

         See also "Certain Relationships and Related Transactions" below.

         The Company has standing Audit and Compensation Committees. There is no standing Nominating Committee. The Audit Committee, comprised of Messrs. MacDonell Roehm, Jr., Chairman, Frederick W. Kulicke, Jr. and Allison F. Page, met twice during Fiscal 1999. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by the Company; review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and review with the independent accountants matters relating to the Company's system of internal controls. The Compensation Committee, comprised of Messrs. John A. O'Steen, Chairman, James W. Bagley and C. William Zadel, met three times during Fiscal 1999. The principal duties of the Compensation Committee are to approve compensation arrangements for the executive officers and senior managers of the Company and to administer the Company's stock option plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 2, 1995, the Company acquired American Fine Wire Corporation ("AFW") through the merger of a subsidiary of the Company into Circle "S" Industries, Inc., the parent corporation of AFW ("Circle S"). Larry D. Striplin, Jr., a director of the Company and former director of Circle S, and various members of his family and related trusts owned slightly more than a majority of the outstanding common stock of Circle S. In connection with the AFW acquisition, the Company's Board agreed to elect, and on December 12, 1995 did elect, Larry D. Striplin, Jr. as a director of the Company. Mr. Striplin subsequently was reelected a director of the Company at its 1996 Annual Meeting of Shareholders for a four-year term. Mr. Striplin has been nominated by the Board for reelection at the 2000 Annual Meeting. Pursuant to the AFW acquisition, the Company also assumed a 1990 employment and non-competition agreement between Circle S and Mr. Striplin providing for payments to him or his estate of $200,000 per year for five years following the date of the AFW acquisition. Mr. Striplin's employment by Circle S and AFW terminated at the time of such acquisition.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Company's Board of Directors, comprised entirely of outside directors, is responsible for approving compensation arrangements for the officers and senior managers of the Company.

         The Compensation Committee seeks to achieve the following goals with the Company's executive compensation programs: to attract and retain key executives; to motivate and reward executives for the attainment of corporate and individual performance objectives; and to provide executives with an opportunity to acquire an equity interest in the Company. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive's cash compensation to the achievement of objectives that are important to the Company.

         The Company's Executive Incentive Compensation Plan is currently comprised of three principal components: base salary; cash incentive; and equity incentive in the form of stock options granted under the Company's stock option plans.

TARGET TOTAL CASH COMPENSATION

         Target total cash compensation for each executive is established based on marketplace data. For this purpose, in Fiscal 1999 the Company utilized principally the data for companies with sales between $200 million and $499 million as reported by nationwide participants in the Aon Consulting/Radford Division 1998 Executive Compensation Report. Participants in that nationwide survey are not limited to the companies included in the Company's peer group established to compare shareholder returns in the performance graph included below because the Compensation Committee believes that the Company's competitors for executive talent are not limited to that peer group.

BASE SALARY AND CASH INCENTIVE

         Once target total cash compensation has been established for each executive, the total compensation is divided into a base salary portion and a cash incentive portion. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive's target total cash compensation that consists of the cash incentive component. At budgeted performance levels, targeted cash incentive ranges from approximately 37.5% to 56% of targeted total cash compensation (60% to 125% of base salary) for the named executive officers.

         In Fiscal 1999, the cash incentive portion of the compensation of participants in the Executive Incentive Compensation Plan was based upon achievement of specified operating profit margins, return on assets and performance goals. Based upon achievement of such goals, an aggregate of $1,104,028 was earned by and awarded to the Company's seven executive officers under the Plan.

EQUITY INCENTIVE

         The Company grants stock options annually to all participants in the Executive Incentive Compensation Plan. The purpose of these grants is to give participants a stake in the success of the Company as measured by the stock market's assessment of the Company's performance. The number of options granted to each participant is generally determined on the basis of a percentage of target total cash compensation that varies depending on the participant's level of responsibility. The extent of existing options or stock ownership is not generally considered in granting options, except that the Company sometimes grants an initial round of options to newly recruited executives to provide them with some stake in the Company's success from the commencement of their employment.

         The option grants to the seven executive officers on September 28, 1999 amounted to approximately 0.62% of the Company's Common Shares outstanding on or about the date of the grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other participants in the Executive Incentive Compensation Plan. Following an analysis of marketplace data and a subjective assessment of the Chief Executive Officer's performance, the Compensation Committee approved an increase in the annual base salary of the Chief Executive Officer from $370,000 to $385,000 for Fiscal 1999. As in the case of the other participants in the Executive Incentive Compensation Plan, the Chief Executive Officer received a cash incentive payment for Fiscal 1999, which amounted to $348,064 based on the considerations described in "Base Salary and Cash Incentive" above.

         The Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Compensation Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.


                           THE COMPENSATION COMMITTEE

                            JOHN A. O'STEEN, CHAIRMAN
                                 JAMES W. BAGLEY
                                C. WILLIAM ZADEL

PERFORMANCE GRAPH

         The graph set forth below compares, for Fiscal Years 1995 through 1999, the yearly change in the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of a peer group selected by the Company and of the NASDAQ Stock Market-US Index. The peer companies are all among the top 25 semiconductor capital equipment suppliers in the world and were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, customer and customer relationships. The peer group is composed of Advanced Semiconductor Materials International N.V., Applied Materials, Inc., BTU International, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Genus, Inc., KLA - Tencor Corp., Lam Research Corp., LTX Corp., Novellus Systems, Inc., Silicon Valley Group, Inc., Teradyne Inc. and Varian Associates, Inc. The graph assumes that the value of the investment in the relevant stock or index was $100 at September 30, 1994 and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending September 30. For purposes of the peer group index, the peer group companies have been weighted based upon their relative market capitalization. The closing market price of the Company's Common Shares as of September 30, 1999 was $24.313. The closing market price of such shares on December 15, 1999 was $33.00.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG KULICKE & SOFFA INDUSTRIES, INC.
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

[THE FOLLOWING TABLE WAS REPRESENTED BY
A LINE CHART IN THE PRINTED MATERIAL.]

                                                 CUMULATIVE TOTAL RETURN
                                          --------------------------------------
                                          9/94   9/95   9/96  9/97   9/98   9/99
                                          ----   ----   ----  ----   ----   ----
KULICKE & SOFFA INDUSTRIES, INC.          100    449    140   570    168    299
PEER GROUP                                100    208    110   319    140    399
NASDAQ STOCK MARKET (U.S.)                100    138    164   225    229    372


* $100 INVESTED ON NO 9/30/94 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

                              SHAREHOLDER PROPOSALS

         Proposals which shareholders desire to have included in the Company's proxy statement for the Annual Meeting in 2001 pursuant to Securities Exchange Act Regulation 14a-8 must be addressed to the Secretary of the Company and received by the Company on or before September 6, 2000.

                                  OTHER MATTERS

         The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain officers and regular employees of the Company personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

         Although the Company knows of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(i) which grants the proxy agents discretionary authority to vote on any shareholder proposals presented at the meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for last year's Annual Meeting. The Company received no notice of any shareholder proposal by such anniversary date (i.e. November 19, 1999).

         THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 1999. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A FEE OF $.50 PER PAGE. ALL REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.

         In addition, electronic copies of the Company's Fiscal 1999 Annual Report, Form 10-K and proxy statement will be available on the Company's website at www.kns.com/ir/proxy/proxy.htm after the reports are mailed to shareholders in early January 2000.

                                              By Order of the Board of Directors
                                              SUSAN WATERS
                                              Secretary

KULICKE AND SOFFA INDUSTRIES, INC.

         This Proxy Is Solicited On Behalf Of The Board of Directors

The undersigned, revoking all prior proxies, hereby appoints C. Scott Kulicke and Clifford G. Sprague, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Kulicke and Soffa Industries, Inc. (the "Company") called for February 8, 2000 and any adjournment thereof.

     (continued on reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS of

                       KULICKE AND SOFFA INDUSTRIES, INC.

                            Tuesday, February 8, 2000

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

TO RECEIVE AN ELECTRONIC COPY OF THE PROXY
------------------------------------------
Please access the Kulicke and Soffa Industries web page at http://www.kns.com/ir/proxy/proxy.htm to view the 2000 Proxy and the Fiscal Year 1999 Annual Report, including Form 10-K.

YOUR CONTROL NUMBER IS        (arrow)      [              ]

[x]  Please mark your votes as in this example.

1. ELECTION OF       For       Withhold       Nominee:  Larry D. Striplin, Jr.
   DIRECTOR        Nominee     Authority
                   Listed    To Vote For
                               Nominee
                                Listed

                   [  ]          [  ]


2.  Appointment of                 For      Against     Abstain
PricewaterhouseCoopers            [  ]       [  ]         [  ]
LLP as independent
accountants for the
Company for the fiscal
year ending September
30, 2000

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

You are urged to follow the voting instructions so that you may be sure that your shares will be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

YOUR VOTE IS IMPORTANT TO US. PLEASE FOLLOW THE INSTRUCTIONS ACCOMPANYING THIS CARD TO BE SURE YOUR SHARES WILL BE VOTED.




-----------------------------
Signature of Shareholder



-----------------------------
Signature of Shareholder

Date               2000
     ------------

Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.